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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of eSpeed, Inc. on Form S-3 of our report dated February 14, 2001, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP


February 14, 2001
New York, New York